[EXHIBIT 5.1]

                      Form of Legal Opinion

               [LETTERHEAD OF DAVID M. BOVI, P.A.]


July 27, 2005


IPI Fundraising, Inc.
4 Mill Park Ct.,
Newark, Delaware 19713

             RE Registration Statement on Form S-4:

Ladies and Gentlemen:

We are acting as counsel to IPI Fundraising, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form S-4 of the Company, as amended (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), relating to (i) up to 10,064,628 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"); and (ii) 3,000,000 shares of series A preferred stock, par value $0.50 per share ("Preferred Stock"); all to be issued by the Company in connection with the merger of BF Acquisition Group III, Inc., FundraisingDirect.com, Inc., and Imprints Plus, Inc., with and into the Company. All capitalized terms used herein that are defined in the Registration Statement have the meanings assigned to such terms therein, unless otherwise defined herein. All assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, such certificates of public officials and such other documents, and (iii) received such information from officers and representatives of the Company as we have deemed necessary or appropriate for the purposes of this opinion. We have examined, among other documents, the Registration Statement.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified documents of all copies submitted to us as certified, conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, certificates of public officials and the representations and warranties of the Company and the other parties set forth in the Merger Agreement.

Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act, and (ii) the shares of Common Stock and Preferred Stock registered pursuant to the Registration Statement have been duly issued and delivered in accordance with the terms of the Merger Agreement, such shares of Common Stock and Preferred Stock will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws now or hereafter in effect affecting creditors' rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

The opinions expressed herein are limited to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the Business Corporation Act of the State of Florida, and we do not express any opinion as to the applicability of or the effect of the laws of any other jurisdiction on the opinions expressed herein. The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinion expressed herein after the date hereof or for any other reason.


This letter is being rendered solely for the benefit of the Company, its shareholders and subsequent purchasers of the Company's common stock in connection with the matters addressed herein. This opinion may not be furnished to or relied upon by any other person or entity for any other purpose without prior written consent. This opinion replaces in its entirety the April 22, 2005 opinion issued by this law firm in connection with the matters addressed herein.


We hereby consent to the use of our name on the front cover of the Registration Statement, the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Legal Matters" in the prospectus contained in the Registration Statement and "Legal Matters" in any prospectus supplement forming a part of the Registration Statement. In giving these consents, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.

Very truly yours,



/s/ DAVID M. BOVI,
P.A.

David M. Bovi, P.A.